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                                                                      EXHIBIT A
          Consent Agreement Pursuant to 17 C.F.R. Section 13d-1(f)(1)

       Each of the undersigned hereby consents and agrees to the filing on behalf of each of them of the foregoing joint statement on Schedule 13D pursuant to 17 C.F.R. 13d-1(f)(1) with respect to his/its beneficial ownership of the shares of the Issuer.


                                   FINANCIAL INSTITUTION PARTNERS, L.P.
                                   by its General Partner, HOVDE CAPITAL, INC.

                                   By:      /s/ Eric D. Hovde
                                          ------------------------------
                                   Its:   President


                                   HOVDE CAPITAL, INC.

                                   By:      /s/ Eric D. Hovde
                                          ------------------------------
                                   Its:   President






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